                                                                   EXHIBIT 10.37



                          PHARMCHEM LABORATORIES, INC.
                           1997 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                            (Incentive Stock Option)


        By this Agreement, PharmChem Laboratories, Inc., a California corporation (the "Company") grants to [_____________], an employee of the Company (the "Grantee"), an option (the "Option") to purchase shares of the Company's common stock, no par value ("Stock"), subject to the terms and conditions set forth below, in the attached Exhibit A hereto and in the PharmChem Laboratories, Inc. 1997 Equity Incentive Plan, as may from time to time be amended (as so amended, the "Plan"), all of which are an integral part of this Agreement. A copy of the Plan may be obtained from the Company upon request. Capitalized terms used but not defined in this Agreement have the meaning specified in the Plan.


Grant Date . . . . . . . . . . . . . . .   [_________________]
Expiration Date. . . . . . . . . . . . .   [_________________]
Number of shares .  .  .  .  . . . . . .   [_________________]
Option exercise price  . . . . . . . . .   $[________________]
When first exercisable . . . . . . . . .   This Option shall become exercisable
                                           in installments as specified below,
                                           except as the Plan or this Agreement
                                           may allow exercisability at a
                                           different date:

Calendar Quarter                        Percentage      No. of Shares      Cumulative
After Grant Date                        Exercisable     Exercisable        No. of Shares
----------------                        -----------     -----------        -------------
Prior to first day of first                 0%                0                   0
calendar quarter after grant date

During first calendar quarter             6.25%          [________]          [________]
after grant date

During second calendar quarter            12.5%          [________]          [________]
after grant date

During third calendar quarter             18.75%         [________]          [________]
after grant date

During fourth calendar quarter             25%           [________]          [________]
after grant date

During fifth calendar quarter             31.25%         [________]          [________]
after grant date

During sixth calendar quarter             37.5%          [________]          [________]
after grant date

During seventh calendar quarter           43.75%         [________]          [________]
after grant date

During eighth calendar quarter             50%           [________]          [________]
after grant date

During ninth calendar quarter             56.25%         [________]          [________]
after grant date


                                                              Employee Non-Qual.
                                                          Option Agreement 10/97

Calendar Quarter                        Percentage      No. of Shares      Cumulative
After Grant Date                        Exercisable     Exercisable        No. of Shares
----------------                        -----------     -----------        -------------
During tenth calendar quarter             62.5%          [________]          [________]
after grant date

During eleventh calendar quarter          68.75%         [________]          [________]
after grant date

During twelfth calendar quarter            75%           [________]          [________]
after grant date

During thirteenth calendar                81.25%         [________]          [________]
quarter after grant date

During fourteenth calendar                87.5%          [________]          [________]
quarter after grant date

During fifteenth calendar quarter         93.75%         [________]          [________]
after grant date

During sixteenth calendar quarter          100%          [________]          [________]
after grant date



        Please indicate your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it to the Chief Financial Officer, within 30 days after the Company's mailing of this Agreement to you.


                                        PHARMCHEM LABORATORIES, INC.


                                        By:  ___________________________________
                                                     David A. Lattanzio
                                                   Chief Financial Officer


               I ACKNOWLEDGE AND AGREE THAT THE VESTING OF SHARES PURSUANT TO THE SCHEDULE ON THE FIRST PAGE OF THIS AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). I FURTHER ACKNOWLEDGE AND AGREE THAT THIS OPTION, THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH MY RIGHT OR THE COMPANY'S RIGHT TO TERMINATE MY EMPLOYMENT OR


                                                              Employee Non-Qual.
                                                          Option Agreement 10/97

        CONSULTING RELATIONSHIP, IF ANY, AT ANY TIME, WITH OR WITHOUT CAUSE.

               I ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN, A COPY OF WHICH IS ANNEXED HERETO, REPRESENT THAT I AM FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPT THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF. I HAVE REVIEWED THE PLAN AND THIS OPTION IN THEIR ENTIRETY, HAVE HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT AND FULLY UNDERSTAND ALL PROVISIONS OF THE OPTION. I HEREBY AGREE TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD OF DIRECTORS OR OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN.


ACCEPTED AND AGREED:


_______________________________

Name: _________________________

Dated: __________________, ____













                                                              Employee Non-Qual.
                                                          Option Agreement 10/97

                                    EXHIBIT A
                                       TO
                            EMPLOYEE OPTION AGREEMENT


        1. Manner of Exercise. This Option shall be exercised by delivery to the Company (or its authorized agent), during the period in which such Option is exercisable, of (i) written notice of your intent to purchase a specific number of shares of Stock pursuant to this Option and (ii) full payment of the Option Price for such specific number of shares. Payment may be made by any one or more of the following means:

               (i)    certified or cashier's check or wire transfer, or

               (ii) shares of Stock with a Fair Market Value on the effective date of such exercise equal to such Option Price and owned by you for at least six months (or such longer period as is determined by the Company required by applicable accounting standards to avoid a charge to the Company's earnings), or that you purchased on the open market.

Such exercise shall become effective on the earliest date on which both such notice and full payment have been actually received by the Company (which date must be before the Expiration Date). You shall not have any rights as a shareholder of the Company with respect to the shares of Stock deliverable upon exercise of this Option until a certificate for such shares is delivered to you.

        2. Exercise After Termination of Employment. This Option may be exercised only while you remain an employee of the Company or a Subsidiary, except that this Option may also be exercised after the date on which you cease to be employed by the Company or a Subsidiary ("Termination Date") as follows:

               (i) if you cease to be employed by the Company or a Subsidiary on account of Disability, you may also exercise this Option at any time during the first 6 months after your Termination Date;

               (ii) if you cease to be employed by the Company or a Subsidiary on account of death, the executor or administrator of your estate, your heirs or legatees or beneficiary designated in accordance with the Plan, as applicable, may also exercise this Option at any time during the first 6 months after your Termination Date; and

               (iii) if you cease to be employed by the Company or a Subsidiary due to (a) your resignation after age 65 or 10 years of employment by the Company or any Subsidiary, provided after your resignation you are not employed or engaged by, and do not serve on the board of directors of, a competitor of the Company or a Subsidiary or (b) elimination of your position with the Company or a reduction in the Company's work force, you may exercise this Option to the extent this Option was exercisable immediately before such termination during the first 3 months after your termination date;

provided, however, that under no circumstances can this Option be exercised after the Expiration Date.

        3. Option Non-Transferable. This Option is not transferable except by will or the laws of descent and distribution. It is exercisable during your lifetime only by you or your guardian or legal representative.

        4. Incentive Option. This Option has been designated by the Committee as an incentive stock option and therefore it shall be subject to the additional conditions in this paragraph. If the aggregate option exercise price with respect to a portion of this Option which is exercisable for the first time during any calendar year ("Current Grant") and all incentive stock options previously granted under the Plan and other employee stock option plans of your employer or a parent or subsidiary of your employer which are exercisable for the first time during a calendar year ("Prior Grants") would exceed $100,000 (the "$100,000 Limit"):

               (i) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable for shares of Stock which would have an aggregate exercise price in excess of the $100,000 Limit shall, notwithstanding any term to the contrary herein, be exercisable for the first time in the first subsequent calendar year or years in which it could be exercisable for the first time when added to all Prior Grants without exceeding the $100,000 Limit; and

               (ii) if, viewed as of the Grant Date, any portion of this Option could not be exercised under paragraph (i) above during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which this Option may be exercised, such portion of this Option shall not be an incentive stock option, but shall be exercisable as a separate option at such dates provided herein.

        5. Payment of Taxes. The Company is not required to issue shares of Stock upon the exercise of this Option unless you first pay to the Company such amount, if any, as may be requested by the Company to satisfy any liability it may have to withhold federal, state, or local income or other taxes relating to such exercise.

        6. Early Disposition of Stock. If you dispose of any shares of Stock received under this Option within two (2) years after the date of this Agreement or within one (1) year after such shares were transferred to you, you will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the difference between the price paid for the shares and the lower of the fair market value of the shares at the date of exercise or the fair market value of the shares at the date of disposition. The amount of such ordinary income may be measured differently if you are an officer, director or 10% shareholder of the Company, or if the shares were subject to a substantial risk of forfeiture at the time they were transferred. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. You hereby agree to notify the Company in writing within thirty
(30) days after the date of any such early disposition. If you dispose of such shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain.

        7. Tax Consequences. The exercise of an incentive stock option may subject you to the alternative minimum tax ("AMT"). AMT is payable only if it exceeds your regular tax liability. The AMT is calculated by applying a minimum tax rate of 26% to your alternative minimum taxable income. To compute alternative minimum taxable income, you must include the excess of the fair market value of shares purchased pursuant to the exercise of an incentive stock option over the purchase price paid for such shares. You understand that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. By exercising this Option, you will be representing that you have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, that you are relying solely on such advisors and not on any statements or representations of the Company or any of its agents, and that you understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the transactions contemplated by this Agreement.

        8. Amendments. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement; provided that this Agreement is subject to the power of the Board (as defined in the Plan) to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under this Option without your consent.

        9. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to you shall be addressed to you at the address listed in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

        10. Severability. If any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

        11. Applicable Law. This Agreement shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

        12. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.